Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2013 FINANCIAL RESULTS

Third quarter highlighted by improved pulp productivity and continued growth in personal care earnings

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Third quarter 2013 net earnings of $0.82 per share, earnings before items[1] of $1.25 per share
•	Closed the sale of the Ariva U.S. business
•	Price increases announced for several uncoated freesheet paper grades

Montreal, October 24, 2013 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $27 million ($0.82 per share) for the third quarter of 2013 compared to a net loss of $46 million ($1.38 per share) for the second quarter of 2013 and net earnings of $66 million ($1.84 per share) for the third quarter of 2012. Sales for the third quarter of 2013 were $1,375 million.

Excluding items listed below, the Company had earnings before items1 of $41 million ($1.25 per share) for the third quarter of 2013 compared to earnings before items1 of $16 million ($0.48 per share) for the second quarter of 2013 and earnings before items1 of $67 million ($1.87 per share) for the third quarter of 2012.

Third quarter 2013 items:

•	Loss on sale of business of $19 million ($12 million after tax); and

•	Negative impact of purchase accounting of $2 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

Second quarter 2013 items:

•	Litigation settlement of $49 million ($46 million after tax);

•	Closure and restructuring charges of $18 million ($13 million after tax); and

•	Charge of $5 million ($3 million after tax) related to the impairment and write-down of property, plant and equipment.

Third quarter 2012 items:

•	Closure and restructuring costs of $2 million ($1 million after tax).

Our third quarter results were driven by improved productivity in our pulp business and continued growth in our personal care business,” said John D. Williams, President and Chief Executive Officer. “Pulp and paper plays a vital role as the cash-generation platform in our journey to expand into higher-growth opportunities, and we are focused on running the business as efficiently as possible to ensure that we continue to extract maximum value from our assets. During the quarter, we finished the reconfiguration of our Kamloops pulp mill following the closure of a pulp line and a recovery boiler, and we continue to look for opportunities to further improve our output. Additionally, closing the sale of the Ariva U.S. business marked further progress in our transformation as we work to drive enhanced value for our shareholders.

Mr. Williams added, “Our personal care business continues its earnings progression with the ongoing integration of the recent AHP acquisition. While third quarter results were negatively impacted by an inventory adjustment at a large retail customer, we are enthusiastic about the long-term prospects for personal care and remain on track to deliver more than $200 million of EBITDA by 2017 with our existing platform.”

QUARTERLY REVIEW

Operating income before items1 was $70 million in the third quarter of 2013 compared to an operating income before items1 of $42 million in the second quarter of 2013. Depreciation and amortization totaled $93 million in the third quarter of 2013.

(In millions of dollars)	3Q 2013	2Q 2013
Sales	$1,375	$1,312
Operating income (loss)
Pulp and Paper segment	42	16
Personal Care segment	11	10
Corporate	(4)	(56)

Total	49	(30)
Operating income before items[1]	70	42
Depreciation and amortization	93	93

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The increase in operating income before items1 in the third quarter of 2013 was the result of lower costs for maintenance, higher productivity in pulp, the inclusion of Associated Hygienic Products since July 1 and the exclusion of Ariva U.S. since July 31st, lower raw material costs, higher average selling prices for pulp and favorable exchange rates. These factors were partially offset by higher fixed costs and lower average selling prices for paper.

When compared to the second quarter of 2013, paper shipments increased 1.6% and pulp shipments increased 2.3%. The shipments-to-production ratio for paper was 98% in the third quarter of 2013, compared to 96% in the second quarter of 2013. Lack-of-order downtime and machine slowdowns in pulp and paper totaled 18,000 short tons in the third quarter of 2013. Paper inventories increased by 5,000 tons while pulp inventories increased by 3,000 metric tons at the end of September, compared to June levels.

On July 31st, Domtar sold the Ariva U.S. business and the results of the former Distribution segment have been reclassified under the Pulp and Paper segment.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $287 million and capital expenditures were $180 million, resulting in free cash flow1 of $107 million for the first nine months of 2013. Domtar’s net debt-to-total capitalization ratio1 stood at 26% at September 30, 2013 compared to 16% at December 31, 2012.

Domtar returned a total of $233 million to its shareholders through a combination of dividends and share buybacks in the first nine months of 2013. Under its stock repurchase program, Domtar repurchased a total of 533,327 shares of common stock at an average price of $68.85 in the third quarter of 2013, and a total of 11,170,506 shares of common stock at an average price of $78.48 since the implementation of the program in May 2010. At the end of the third quarter of 2013, Domtar had $121 million remaining under this program.

OUTLOOK

Our pulp business should benefit from accelerating momentum in global demand, notably in China. The recently announced price increases for several paper grades are expected to positively impact results towards the end of the quarter. We expect higher input costs due to higher usage in the winter months and we should see lower paper sales volumes in the fourth quarter due to seasonality. Looking out to 2014, we should continue to benefit from the recently announced paper price increases and our personal care business will continue to see earnings growth.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2013 financial results. Financial analysts are invited to participate in the call by dialing 1 (866) 321-8231 (toll free—North America) or 1 (416) 642-5213 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

A replay will be available by dialing 1 (888) 203-1112 (North America) or 1 (647) 436-0148 (International) using access code 5674179 until November 7, 2013.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products including communication papers, specialty and packaging papers and absorbent hygiene products. The foundation of its business is a network of world class wood fiber converting assets that produce papergrade, fluff and specialty pulps. The majority of its pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice®. Domtar is also a leading marketer and producer of a broad line of incontinence care products marketed primarily under the Attends® brand name as well as baby diapers. In 2012, Domtar had sales of US$5.5 billion from some 50 countries. The Company employs approximately 9,500 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2012 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2013	Three months ended September 30 2012	Nine months ended September 30 2013	Nine months ended September 30 2012
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,204	1,280	3,650	3,870
Personal Care	175	111	394	288

Total for reportable segments	1,379	1,391	4,044	4,158
Intersegment sales—Pulp and Paper	(4)	(2)	(12)	(3)

Consolidated sales	1,375	1,389	4,032	4,155

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	84	90	260	274
Personal Care	9	6	21	15

Total for reportable segments	93	96	281	289
Impairment and write-down of property, plant and equipment—Pulp and Paper	—	—	15	2

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	93	96	296	291

Operating income (loss)
Pulp and Paper	42	98	96	298
Personal Care	11	12	34	32
Corporate	(4)	(1)	(62)	(6)

Consolidated operating income	49	109	68	324
Interest expense, net	21	20	67	109

Earnings before income taxes and equity loss	28	89	1	215
Income tax expense (benefit)	1	22	(26)	57
Equity loss, net of taxes	—	1	1	5

Net earnings	27	66	26	153

Per common share (in dollars)
Net earnings
Basic	0.83	1.85	0.77	4.21
Diluted	0.82	1.84	0.77	4.20
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	32.7	35.7	33.6	36.3
Diluted	32.8	35.8	33.7	36.4

Cash flows provided from operating activities	104	206	287	411
Additions to property, plant and equipment	62	66	180	171

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2013	Three months ended September 30 2012	Nine months ended September 30 2013	Nine months ended September 30 2012
	(Unaudited)
	$	$	$	$
Sales	1,375	1,389	4,032	4,155
Operating expenses
Cost of sales, excluding depreciation and amortization	1,116	1,100	3,280	3,263
Depreciation and amortization	93	96	281	289
Selling, general and administrative	95	80	281	268
Impairment and write-down of property, plant and equipment	—	—	15	2
Closure and restructuring costs	—	2	18	3
Other operating loss, net	22	2	89	6

	1,326	1,280	3,964	3,831

Operating income	49	109	68	324
Interest expense, net	21	20	67	109

Earnings before income taxes and equity loss	28	89	1	215
Income tax expense (benefit)	1	22	(26)	57
Equity loss, net of taxes	—	1	1	5

Net earnings	27	66	26	153

Per common share (in dollars)
Net earnings
Basic	0.83	1.85	0.77	4.21
Diluted	0.82	1.84	0.77	4.20
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	32.7	35.7	33.6	36.3
Diluted	32.8	35.8	33.7	36.4

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30 2013	December 31 2012
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	191	661
Receivables, less allowances of $4 and $4	583	562
Inventories	703	675
Prepaid expenses	31	24
Income and other taxes receivable	48	48
Deferred income taxes	58	45

Total current assets	1,614	2,015
Property, plant and equipment, at cost	8,928	8,793
Accumulated depreciation	(5,576)	(5,392)

Net property, plant and equipment	3,352	3,401
Goodwill	367	263
Intangible assets, net of amortization	409	309
Other assets	143	135

Total assets	5,885	6,123

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	6	18
Trade and other payables	693	646
Income and other taxes payable	16	15
Long-term debt due within one year	6	79

Total current liabilities	721	758
Long-term debt	1,102	1,128
Deferred income taxes and other	946	903
Other liabilities and deferred credits	435	457
Shareholders’ equity
Exchangeable shares	46	48
Additional paid-in capital	1,998	2,175
Retained earnings	756	782
Accumulated other comprehensive loss	(119)	(128)

Total shareholders’ equity	2,681	2,877

Total liabilities and shareholders’ equity	5,885	6,123

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Nine months ended September 30 2013	Nine months ended September 30 2012
	(Unaudited)
	$	$
Operating activities
Net earnings	26	153
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	281	289
Deferred income taxes and tax uncertainties	(9)	13
Impairment and write-down of property, plant and equipment	15	2
Net losses on disposals of property, plant and equipment and sale of business	9	—
Stock-based compensation expense	4	3
Equity loss, net	1	5
Other	(4)	(11)
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	(46)	(1)
Inventories	(19)	20
Prepaid expenses	(5)	(7)
Trade and other payables	15	(80)
Income and other taxes	(11)	6
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	23	7
Other assets and other liabilities	7	12

Cash flows provided from operating activities	287	411

Investing activities
Additions to property, plant and equipment	(180)	(171)
Proceeds from disposals of property, plant and equipment and sale of business	55	—
Acquisition of businesses, net of cash acquired	(287)	(293)
Investment in joint venture	(1)	(5)

Cash flows used for investing activities	(413)	(469)

Financing activities
Dividend payments	(50)	(42)
Net change in bank indebtedness	(13)	8
Issuance of long-term debt	—	548
Repayment of long-term debt	(99)	(190)
Stock repurchase	(183)	(116)
Other	2	(1)

Cash flows (used for) provided from financing activities	(343)	207

Net (decrease) increase in cash and cash equivalents	(469)	149
Impact of foreign exchange on cash	(1)	—
Cash and cash equivalents at beginning of period	661	444

Cash and cash equivalents at end of period	191	593

Supplemental cash flow information
Net cash payments for:
Interest (including $2 million and $47 million of tender offer premiums in 2013 and 2012, respectively)	60	92
Income taxes (refund) paid	(8)	60

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2013				2012
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings (loss)
	Net earnings (loss)	($)	45	(46)	27	26	28	59	66	19	172
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	7	3	—	10	1	—	—	8	9
(+)	Closure and restructuring costs	($)	—	13	—	13	1	—	1	18	20
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	(6)	—	12	6	—	—	—	1	1
(+)	Impact of purchase accounting	($)	—	—	2	2	1	—	—	—	1
(+)	Reversal of alternative fuel tax credits	($)	18	—	—	18	—	—	—	—	—
(-)	Cellulosic biofuel producer credits	($)	(33)	—	—	(33)	—	—	—	—	—
(+)	Loss on repurchase of long-term debt	($)	2	—	—	2	30	—	—	—	30
(+)	Weston litigation settlement	($)	—	46	—	46	—	—	—	—	—
(=)	Earnings before items	($)	33	16	41	90	61	59	67	46	233
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	34.9	33.4	32.8	33.7	37.0	36.6	35.8	35.2	36.1
(=)	Earnings before items per diluted share	($)	0.95	0.48	1.25	2.67	1.65	1.61	1.87	1.31	6.45

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings (loss)
	Net earnings (loss)	($)	45	(46)	27	26	28	59	66	19	172
(+)	Equity loss, net of taxes	($)	1	—	—	1	2	2	1	1	6
(+)	Income tax (benefit) expense	($)	(22)	(5)	1	(26)	8	27	22	1	58
(+)	Interest expense, net	($)	25	21	21	67	71	18	20	22	131
(=)	Operating income (loss)	($)	49	(30)	49	68	109	106	109	43	367
(+)	Depreciation and amortization	($)	95	93	93	281	97	96	96	96	385
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	10	5	—	15	2	—	—	12	14
(-)	Net (gains) losses on disposals of property, plant and equipment and business	($)	(10)	—	19	9	—	—	—	2	2
(=)	EBITDA	($)	144	68	161	373	208	202	205	153	768
(/)	Sales	($)	1,345	1,312	1,375	4,032	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin	(%)	11%	5%	12%	9%	15%	15%	15%	12%	14%
	EBITDA	($)	144	68	161	373	208	202	205	153	768
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	26	—	—	—	—	—
(+)	Closure and restructuring costs	($)	—	18	—	18	1	—	2	27	30
(+)	Impact of purchase accounting	($)	—	—	2	2	1	—	—	—	1
(+)	Weston litigation settlement	($)	—	49	—	49	—	—	—	—	—
(=)	EBITDA before items	($)	170	135	163	468	210	202	207	180	799
(/)	Sales	($)	1,345	1,312	1,375	4,032	1,398	1,368	1,389	1,327	5,482
(=)	EBITDA margin before items	(%)	13%	10%	12%	12%	15%	15%	15%	14%	15%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	63	120	104	287	30	175	206	140	551
(-)	Additions to property, plant and equipment	($)	(56)	(62)	(62)	(180)	(29)	(76)	(66)	(65)	(236)
(=)	Free cash flow	($)	7	58	42	107	1	99	140	75	315

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	13	2	6		13	22	15	18
(+)	Long-term debt due within one year	($)	8	7	6		6	6	7	79
(+)	Long-term debt	($)	1,104	1,102	1,102		952	950	1,196	1,128
(=)	Debt	($)	1,125	1,111	1,114		971	978	1,218	1,225
(-)	Cash and cash equivalents	($)	(513)	(432)	(191)		(315)	(276)	(593)	(661)
(=)	Net debt	($)	612	679	923		656	702	625	564
(+)	Shareholders’ equity	($)	2,842	2,652	2,681		3,009	2,948	3,004	2,877
(=)	Total capitalization	($)	3,454	3,331	3,604		3,665	3,650	3,629	3,441
	Net debt	($)	612	679	923		656	702	625	564
(/)	Total capitalization	($)	3,454	3,331	3,604		3,665	3,650	3,629	3,441
(=)	Net debt-to-total capitalization	(%)	18%	20%	26%		18%	19%	17%	16%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2013

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper(1)					Personal Care(2)					Corporate					Total
			Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD	Q1’13	Q2’13	Q3’13	Q4’13	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	38	16	42	—	96	13	10	11	—	34	(2)	(56)	(4)	—	(62)	49	(30)	49	—	68
(+)	Impairment and write-down of property, plant and equipment	($)	10	5	—	—	15	—	—	—	—	—	—	—	—	—	—	10	5	—	—	15
(–)	Net (gain) loss on disposal of property, plant and equipment and business	($)	(10)	—	19	—	9	—	—	—	—	—	—	—	—	—	—	(10)	—	19	—	9
(+)	Reversal of alternative fuel tax credits	($)	26	—	—	—	26	—	—	—	—	—	—	—	—	—	—	26	—	—	—	26
(+)	Weston litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	—	49	—	—	49	—	49	—	—	49
(+)	Closure and restructuring costs	($)	—	10	—	—	10	—	2	—	—	2	—	6	—	—	6	—	18	—	—	18
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	2	—	2	—	—	—	—	—	—	—	2	—	2
(=)	Operating income (loss) before items	($)	64	31	61	—	156	13	12	13	—	38	(2)	(1)	(4)	—	(7)	75	42	70	—	187
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	64	31	61	—	156	13	12	13	—	38	(2)	(1)	(4)	—	(7)	75	42	70	—	187
(+)	Depreciation and amortization	($)	89	87	84	—	260	6	6	9	—	21	—	—	—	—	—	95	93	93	—	281
(=)	EBITDA before items	($)	153	118	145	—	416	19	18	22	—	59	(2)	(1)	(4)	—	(7)	170	135	163	—	468
(/)	Sales	($)	1,238	1,208	1,204	—	3,650	111	108	175	—	394	—	—	—	—	—	1,349	1,316	1,379	—	4,044
(=)	EBITDA margin before items	(%)	12%	10%	12%	—	11%	17%	17%	13%	—	15%	—	—	—	—	—	13%	10%	12%	—	12%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On May 31, 2013, the Company acquired Xerox’s paper print and media product’s assets in the United States and Canada.

(2)	On July 1, 2013, the Company acquired 100% of the shares of Associated Hygiene Products LLC.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2012

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care(1)					Corporate					Total
			Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD	Q1’12	Q2’12	Q3’12	Q4’12	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	106	94	98	32	330	8	12	12	13	45	(5)	—	(1)	(2)	(8)	109	106	109	43	367
(+)	Impairment and write-down of property, plant and equipment and intangible assets	($)	2	—	—	12	14	—	—	—	—	—	—	—	—	—	—	2	—	—	12	14
(+)	Closure and restructuring costs	($)	1	—	1	27	29	—	—	1	—	1	—	—	—	—	—	1	—	2	27	30
(-)	Net losses on disposals of property, plant and equipment	($)	—	—	—	2	2	—	—	—	—	—	—	—	—	—	—	—	—	—	2	2
(+)	Impact of purchase accounting	($)	—	—	—	—	—	1	—	—	—	1	—	—	—	—	—	1	—	—	—	1
(=)	Operating income (loss) before items	($)	109	94	99	73	375	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	109	94	99	73	375	9	12	13	13	47	(5)	—	(1)	(2)	(8)	113	106	111	84	414
(+)	Depreciation and amortization	($)	94	90	90	91	365	3	6	6	5	20	—	—	—	—	—	97	96	96	96	385
(=)	EBITDA before items	($)	203	184	189	164	740	12	18	19	18	67	(5)	—	(1)	(2)	(8)	210	202	207	180	799
(/)	Sales	($)	1,329	1,261	1,280	1,218	5,088	70	107	111	111	399	—	—	—	—	—	1,399	1,368	1,391	1,329	5,487
(=)	EBITDA margin before items	(%)	15%	15%	15%	13%	15%	17%	17%	17%	16%	17%	—	—	—	—	—	15%	15%	15%	14%	15%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On March 1, 2012, the Company acquired 100% of the shares of Attends Healthcare Limited.

On May 1, 2012, the Company acquired 100% of the shares of EAM Corporation.

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Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2013				2012
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,238	1,208	1,204	3,650	1,329	1,261	1,280	1,218	5,088
Operating income	($)	38	16	42	96	106	94	98	32	330
Depreciation and amortization	($)	89	87	84	260	94	90	90	91	365
Impairment and write-down of property, plant and equipment and intangible assets	($)	10	5	—	15	2	—	—	12	14
Papers
Papers Production	(‘000 ST)	795	837	827	2,459	870	832	788	831	3,321
Papers Shipments—Manufactured	(‘000 ST)	828	801	814	2,443	870	819	826	805	3,320
Communication Papers	(‘000 ST)	706	676	694	2,076	756	705	709	684	2,854
Specialty and Packaging	(‘000 ST)	122	125	120	367	114	114	117	121	466
Paper Shipments—Sourced from 3rd parties	(‘000 ST)	83	85	73	241	100	92	91	78	361
Paper Shipments—Total	(‘000 ST)	911	886	887	2,684	970	911	917	883	3,681
Pulp
Pulp Shipments(a)	(‘000 ADMT)	372	344	352	1,068	389	368	415	385	1,557
Hardwood Kraft Pulp	(%)	17%	14%	14%	15%	15%	16%	20%	19%	18%
Softwood Kraft Pulp	(%)	56%	57%	58%	57%	61%	57%	55%	56%	57%
Fluff Pulp	(%)	27%	29%	27%	28%	24%	27%	25%	25%	25%
Personal Care Segment
Sales	($)	111	108	175	394	70	107	111	111	399
Operating income	($)	13	10	11	34	8	12	12	13	45
Depreciation and amortization	($)	6	6	9	21	3	6	6	5	20
Average Exchange Rates	$US / $CAN	1.009	1.023	1.039	1.024	1.001	1.010	0.995	0.991	0.999
	$CAN / $US	0.991	0.977	0.963	0.977	0.999	0.990	1.006	1.009	1.001
	€EUR / $US	1.320	1.306	1.325	1.317	1.312	1.283	1.252	1.298	1.286

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.

12/12